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                                   EXHIBIT 4.5


January 19, 1999


Rick Smyth
Lahaina Acquisitions, Inc.
2900 Atlantic Avenue
Fernandina Beach, FL 32034

Dear Rick:

This letter agreement will confirm that the $25,000 Beachside Commons Note due May 3, 1999 will be converted from its present form to the $750,000 Convertible Debenture dated December 14, 1998, with all rights, remedies and obligations herein. The Conversion Shares and the 25,000 Shares issued under the Note will be included in the Registrant's S-1 Registration Statement.




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GCA Strategic Investment Fund, Ltd.



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Rick Smyth
Lahaina Acquisitions, Inc.





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